Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168331, 333-206753, 333-212851, 333-214077, 333-220382 and 333-241003) and Form S-3 (No. 333-260519) of Teva Pharmaceutical Industries Limited of our report dated February 10, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

February 10, 2023